NEWS RELEASE

For Immediate Release

Nord Resources Closes $12 Million Private Placement

TUCSON, AZ, November 5, 2009 - Nord Resources Corporation (TSX: NRD / OTC: NRDS), which is ramping up copper mining and processing operations at its Johnson Camp Mine in Arizona, today confirmed that it has closed its previously announced unregistered brokered private placement of 40 million units for total gross proceeds to the company of US$12 million. Salman Partners Inc. acted as agent in the offering, which was effected in an offshore transaction pursuant to Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the US Securities Act). Salman Partners received a cash commission of US$600,000, equal to 5% of the gross proceeds of the offering, leaving net proceeds to the company of approximately $11.4 million.

Each unit, priced at US$0.30 per unit, consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the company (a warrant share) at a price of US$0.38 per share until June 5, 2012. The warrants provide for adjustments in the event of stock dividends, subdivisions, consolidations, and other forms of capital reorganization.

The allocation of the units between the purchasers, Ross J. Beaty and Riaz Shariff, was adjusted subsequent to the company's original news release announcing the offering on October 28, 2009. Mr. Beaty, acting through a wholly-owned holding company, acquired 34,250,000 common shares, representing 31% of the outstanding common shares of the company on a post-closing basis. Under rules promulgated by the Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, Mr. Beaty will be considered to beneficially own upon closing of the offering both the 34,250,000 shares forming part of the units and the 34,250,000 warrant shares that underlie the warrants, which together represents approximately 47.3% of Nord's issued and outstanding common shares, assuming no other securities convertible into common shares have been exercised. Mr. Shariff acquired the balance of the units. The Toronto Stock Exchange has conditionally approved the listing of the common shares and warrant shares, subject to Nord fulfilling the requirements of the TSX conditional approval letter.

The net proceeds of the offering will be used to make the approximate US$2.25 million debt-service payment to Nedbank Limited which was due on September 30, 2009, to make an investment of approximately US$500,000 for further improvements to operations at the Johnson Camp Mine, and to fund working capital needs.

This news release shall not constitute an offer to sell, or the solicitation for any offers to buy any securities of Nord. The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. Previously, since February 1, 2008, the company was commercially producing copper from residual leaching of the existing ore heaps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum during December 2009. For further information, including the Annual Shareholders Meeting presentation and pictures of the reactivation at Johnson Camp, please visit the company's website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding copper production targets at the Johnson Camp Mine (including its expectation that it will reach full copper production at a rate of approximately 25 million pounds per annum during December 2009) and statements concerning the potential of the Johnson Camp Mine.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market prices of copper and sulfuric acid, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca